UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2021

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On December 20, 2021, Altitude International Holdings, Inc (the “Company”) and its wholly-owned subsidiary, Trident Water, LLC, entered into a Loan Agreement with FVP Servicing, LLC, a Delaware limited liability company (“FVP”). Under the terms of the Loan Agreement, the Company received a loan from FVP in the amount of $500,000 in the form of a promissory note secured by the assets of the Company and its wholly-owned subsidiaries and guaranteed by the Company and its subsidiaries. The note bears interest at twelve percent per annum and the maturity date of the note is December 20, 2023. The Company will pay FVP interest-only payments monthly for the first twelve months of the term, and will then pay accrued interest plus $20,833.33 in principal monthly for the last twelve months of the term.

The Loan Agreement and associated documents closed on Wednesday, December 22, 2021 and the loan was funded on that date.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan Agreement with FVP Servicing, LLC
10.2	Security Agreement in favor of FVP Servicing, LLC
10.3	Payment Guaranty
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any Attachment or Exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021

ALTITUDE INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Greg Breunich
	Name:	Greg Breunich
	Title:	Chief Executive Officer